UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 30, 2006

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-7832 (Commission File Number)	75-1729843 (IRS Employer Identification No.)
100 Pier 1 Place
Fort Worth, Texas 76102
(Address of principal executive offices
and zip code)
(817) 252-8000
(Registrant’s telephone
number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01 Entry into a Material Definitive Agreement
     On August 30, 2006, Pier 1 Imports, Inc. (the “Company”), through its subsidiary Pier 1 Assets, Inc., entered into a purchase and sale agreement (the “Purchase Agreement”) to sell its private-label credit card operations to Chase Bank USA, N.A. (“Chase”). A copy of the Company’s press release announcing the agreement to sell the private-label credit card operations is filed with this report as Exhibit 99.1 and is incorporated herein by reference.
     Pursuant to the Purchase Agreement, the Company will sell the stock of Pier 1 National Bank, the subsidiary through which the Company has operated its private-label credit card business, to Chase, which will have the effect of transferring the credit card accounts and associated assets and liabilities to Chase. The Purchase Agreement also provides for the sale to Chase of the receivables associated with the balances on the Company’s private-label credit card accounts. The net cash proceeds at closing are expected to total approximately $155 million. This amount may fluctuate based primarily on the balance of the Company’s private-label credit card receivables at the time of closing.
     The parties have made customary representations, warranties and covenants in the Purchase Agreement. Consummation of the transactions under the Purchase Agreement is subject to various customary closing conditions, including receipt of required banking and antitrust regulatory approvals.
     The Purchase Agreement contains customary indemnification obligations of the parties. These obligations include the Company’s obligation to indemnify Chase for the Company’s operation of the credit card business prior to closing of the contemplated transactions and Chase’s obligation to indemnify the Company for the operation of the credit card business subsequent to closing.
     The Purchase Agreement may be terminated under certain circumstances, including if the parties are unable to obtain required regulatory approvals, if the transaction is enjoined or becomes illegal, if the transaction does not close by January 31, 2007, or if a party materially breaches the agreement under certain circumstances. The parties anticipate the transactions contemplated by the Purchase Agreement will close in the Company’s fiscal third quarter.
     In connection with the Purchase Agreement, the Company, through a subsidiary, has also entered into a private-label credit card program agreement (the “Program Agreement”) with Chase. Pursuant to the Program Agreement, Chase will offer private label credit cards to new and existing customers of the Company. In addition, Chase will provide customer service functions and will, in conjunction with the Company, be responsible for certain marketing activities related to the Company’s credit card customers.
     The initial term of the Program Agreement is for ten years and it may be renewed for successive three-year terms at the option of the parties. The Program Agreement may be terminated in certain limited circumstances, certain of which may require the Company to pay a termination fee to Chase.
     Under the terms of the Program Agreement, the Company may purchase the program assets upon the expiration or earlier termination of the Program Agreement.
     The Program Agreement contains customary representations, warranties, covenants and indemnification provisions, as well as confidentiality and data security provisions.
     The Company will be entitled to future payments over the term of the Program Agreement based on revolving credit card sales, new account generation, and other credit and account related matters. In addition, Chase may be entitled to future payments if the Company fails to meet certain performance targets.

Item 1.02 Termination of a Material Definitive Agreement
     On September 6, 2006, the Pooling and Servicing Agreement dated February 12, 1997, as amended to date, and the Series 2001-1 Supplement thereto dated September 4, 2001, as amended to date, by and among Pier 1 Funding, L.L.C. (“Funding”), Pier 1 Imports (U.S.), Inc. (“Pier 1 (U.S.)”) and Wells Fargo Bank, National Association, as Trustee (collectively, the “Previous Securitization Agreement”), which governed the securitization of the Company’s proprietary credit card receivables, was allowed to expire. Under the terms of the Previous Securitization Agreement, proprietary credit card receivables that met certain eligibility criteria were sold daily to Funding, a special-purpose, wholly-owned subsidiary of the Company, which in turn transferred the receivables to Pier 1 Imports Credit Card Master Trust (the “Master Trust”). Under the facility, the Master Trust issued $100 million face amount of debt securities (the Class A Certificates), representing an interest in $100 million of the accounts receivable held in the Master Trust, to a third party. As of the date of expiration of the Previous Securitization Agreement, the aggregate amount of underlying credit card receivables held by the Master Trust was approximately $140 million. Simultaneously with the expiration of the Previous Securitization Agreement, Pier 1 (U.S.) funded $100 million to redeem the Class A Certificates, the Master Trust terminated in accordance with its terms, and Pier 1 (U.S.) became the owner of the credit card receivables previously held by the Master Trust.
     The underlying credit card receivables are now available as “Eligible Private Label Receivables” pursuant to the First Amendment to Credit Agreement described in and filed as an exhibit to the Form 8-K filed by the Company dated July 28, 2006, and will remain so until the closing of the transaction described in Item 1.01 above.
     The Company did not incur any early termination penalties in connection with the expiration of the Previous Securitization Agreement.
Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     The information set forth in Item 1.02 above is hereby incorporated by reference. The Company elected to fund $100 million to redeem the Class A Certificates upon expiration of the Previous Securitization Agreement versus allowing the redemption over time in accordance with the wind-down provisions of the Previous Securitization Agreement. This permitted the underlying credit card receivables to be available as “Eligible Private Label Receivables” pursuant to the First Amendment to Credit Agreement as described in Item 1.02 above.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit 10.1	Purchase and Sale Agreement among Pier 1 Assets, Inc. and Chase Bank USA, N.A.

Exhibit 10.2	Credit Card Program Agreement by and among Pier 1 Imports (U.S.), Inc. and Chase Bank USA, N.A.

Exhibit 99.1	Press Release, dated August 30, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.
Date: September 6, 2006	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel